Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for the Three Months Ended June 30, 2015

Continued strong, long-term investment performance
Long-term net inflows of $5.9 billion
Adjusted operating margin of 41.7%
Adjusted diluted EPS of $0.63

Atlanta, July 30, 2015 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended June 30, 2015.

“In spite of a volatile global market environment, Invesco continues to provide strong, long-term investment performance to our clients,” said Martin L. Flanagan, president and CEO.  “The solid investment performance across a broad range of capabilities provided positive outcomes to our clients and helped drive strong long-term net inflows of $5.9 billion during the quarter.”

	Q2-15		Q1-15		Q2-15 vs. Q1-15	Q2-14		Q2-15 vs. Q2-14
Adjusted Financial Measures(1)
Net revenues	$936.6	m	$917.5	m	2.1%	$901.0	m	4.0%
Operating income	$390.2	m	$374.4	m	4.2%	$377.0	m	3.5%
Operating margin	41.7%		40.8%			41.8%
Net income attributable to Invesco Ltd.	$271.4	m	$272.1	m	(0.3)%	$282.4	m	(3.9)%
Diluted EPS	$0.63		$0.63		—%	$0.65		(3.1)%

U.S. GAAP Financial Measures(2)
Operating revenues	$1,318.1	m	$1,291.6	m	2.1%	$1,289.9	m	2.2%
Operating income	$364.0	m	$338.1	m	7.7%	$354.8	m	2.6%
Operating margin	27.6%		26.2%			27.5%
Net income attributable to Invesco Ltd.	$257.3	m	$259.6	m	(0.9)%	$274.5	m	(6.3)%
Diluted EPS	$0.60		$0.60		—%	$0.63		(4.8)%

Assets Under Management
Ending AUM	$803.6	bn	$798.3	bn	0.7%	$802.4	bn	0.1%
Average AUM	$810.9	bn	$795.4	bn	1.9%	$790.1	bn	2.6%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 10 through 12 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 19 for other important disclosures.

(2)	U.S. GAAP measures include the results of discontinued operations in 2014.

Assets Under Management

Total assets under management (AUM) at June 30, 2015, were $803.6 billion (March 31, 2015: $798.3 billion), an increase of $5.3 billion during the second quarter. Total net inflows were $3.0 billion for the second quarter, as detailed below:

Summary of net flows (in billions)	Q2-15	Q1-15	Q2-14
Active	$5.4	$6.8	($8.0)
Passive	0.5	3.5	1.1
Long-term net flows	5.9	10.3	(6.9)
Invesco PowerShares QQQ	(0.3)	(2.6)	(3.0)
Money market	(2.6)	(6.0)	1.1
Total net flows	$3.0	$1.7	($8.8)

Net market losses led to a $6.2 billion decrease in AUM during the second quarter, compared to a $18.2 billion increase in the first quarter 2015. Foreign exchange rate movements led to a $8.5 billion increase in AUM during the second quarter, compared to a $13.3 billion decrease in the first quarter 2015. Average AUM during the second quarter were $810.9 billion, compared to $795.4 billion for the first quarter 2015, an increase of 1.9%. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings information provides further transparency into the business on an ongoing operations basis and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting. These measures are described more fully in the company's Forms 10-K. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Non-GAAP Earnings

This section discusses the company's second quarter 2015 non-GAAP financial information, as compared to the first quarter 2015. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to Invesco Ltd. and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 10 through 12 of this release.

Net revenues increased by $19.1 million (2.1%) to $936.6 million in the second quarter, from $917.5 million in the first quarter 2015. The change was due to increased investment management fees partially offset by reduced performance fees. Foreign exchange rate changes increased second quarter net revenues by $5.1 million compared to the first quarter 2015.

Investment management fees, as adjusted, increased $59.7 million (5.8%) to $1,083.3 million in the second quarter, from $1,023.6 million in the first quarter 2015. The increase reflects the higher average AUM, the additional day in the second quarter compared to the first quarter 2015, and the impact of growth in higher yielding products. Foreign exchange rate changes increased second quarter management fees by $7.2 million when compared to first quarter 2015.

Service and distribution fees, as adjusted, increased $6.2 million (2.9%) to $219.6 million in the second quarter, from $213.4 million in the first quarter 2015. The increase in service and distribution fees also reflects the AUM changes and the higher day-count in the second quarter. Foreign exchange rate changes increased second quarter service and distribution fees by $0.2 million when compared to first quarter 2015.

Performance fees, as adjusted, were $13.1 million in the second quarter, compared to $51.7 million in the first quarter 2015. The second quarter performance fees were generated from a variety of investment capabilities including $7.1 million generated from Asia Pacific managed products. Foreign exchange rate changes had no impact on performance fees in the second quarter.

Other revenues, as adjusted, increased by $6.7 million (21.5%) to $37.9 million in the second quarter, compared to $31.2 million in the first quarter 2015, due to increased transaction fees from real estate fund activities. Foreign exchange rate changes decreased other revenues by $0.1 million in the second quarter when compared to the first quarter 2015.

Third-party distribution, service and advisory expenses, as adjusted, increased by $14.9 million (3.7%) to $417.3 million in the second quarter from $402.4 million in the first quarter 2015, consistent with the revenues derived from the related retail AUM. Foreign exchange rate changes increased third-party distribution, service and advisory expenses by $2.2 million in the second quarter when compared to the first quarter 2015.

Total operating expenses, as adjusted, increased by $3.3 million (0.6%) to $546.4 million in the second quarter from $543.1 million in the first quarter 2015. Foreign exchange rate changes increased second quarter operating expenses by $2.3 million when compared to the first quarter 2015.

Employee compensation expenses, as adjusted, decreased by $11.3 million (3.1%) to $351.4 million in the second quarter, from $362.7 million in the first quarter 2015. The first quarter included seasonally higher payroll tax and additional variable compensation associated with the higher performance fees. These expense reductions were partially offset by a full quarter of higher base salaries that were effective from March 1. Foreign exchange rate changes increased second quarter employee compensation expenses by $1.7 million when compared to the first quarter 2015.

Marketing expenses, as adjusted, increased by $3.3 million (12.0%) to $30.7 million in the second quarter, from $27.4 million in the first quarter 2015. Foreign exchange rate changes increased second quarter marketing expenses by $0.2 million when compared to the first quarter 2015.

Property, office and technology expenses, as adjusted, increased $4.4 million (5.7%) to $82.2 million in the second quarter, from $77.8 million in the first quarter 2015. The increase reflects higher property related expenses in the second quarter compared to the first quarter. Foreign exchange rate changes increased second quarter property, office and technology expenses by $0.3 million when compared to the first quarter 2015.

General and administrative expenses, as adjusted, increased $6.9 million (9.2%) to $82.1 million in the second quarter, from $75.2 million in the first quarter 2015. The second quarter included $3.6 million of additional fund and regulatory related expenses together with $2.0 million of additional professional services expenses associated with technology initiatives. Foreign exchange rate changes increased second quarter general and administrative expenses by $0.1 million when compared to the first quarter 2015.

Non-operating other income and expenses, as adjusted, included equity in earnings from investments of $2.0 million in the second quarter, compared to $7.5 million in the first quarter 2015. Other gains and losses, net in the second quarter were a gain of $2.1 million compared to a first quarter 2015 loss of $2.7 million. Separately, other income of consolidated sponsored investment products (CSIP) was a gain of $5.1 million in the second quarter, of which $2.4 million is attributable to noncontrolling interests. The first quarter 2015 included a CSIP gain of $9.4 million, of which $4.0 million was attributable to noncontrolling interests.

The adjusted effective tax rate increased to 28.7% for the second quarter, from 26.3% for the first quarter 2015. The second quarter included a 2.2% rate increase from a non-cash expense for the impact of New York City tax legislation enacted during the quarter.

U.S. GAAP Earnings

This section comments on significant items that have impacted the company's second quarter 2015 results as presented in accordance with U.S. GAAP.

Operating revenues increased 2.1% to $1,318.1 million in the second quarter, from $1,291.6 million in the first quarter 2015. Operating expenses increased by 0.1% to $954.1 million in the second quarter, from $953.5 million in the first quarter 2015.

The effective tax rate on continuing operations increased to 31.0% for the second quarter, from 26.3% for the first quarter 2015. See note 10 on page 22 for further details.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting in this release both a U.S. GAAP balance sheet and balance sheet information excluding consolidated investment products (CIP), along with a U.S. GAAP statement of cash flows and cash flow statement information excluding CIP. The information presented excluding CIP is a non-GAAP presentation. Balance sheet and cash flow statement information before and after the consolidation of investment products are reconciled on pages 15 and 18, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provides a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business, and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of CIP within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be significantly more indebted than is actually the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding CIP (Non-GAAP)(1)		Including CIP (U.S. GAAP)
	June 30, 2015	December 31, 2014	June 30, 2015	December 31, 2014
in millions
Cash and cash equivalents	$1,465.7	$1,514.2	$1,465.7	$1,514.2
Investments of CIP	—	—	6,185.1	5,762.8
Total assets(1)	$16,399.5	$14,233.1	$22,898.3	$20,462.5

Long-term debt	1,597.5	1,589.3	1,597.5	1,589.3
Debt of CIP	—	—	5,432.1	5,149.6
Long-term debt / Long-term debt plus CIP debt	1,597.5	1,589.3	7,029.6	6,738.9

Total liabilities(1)	$7,885.2	$5,746.7	$13,644.1	$11,177.2

Total permanent equity(1)	$8,345.2	$8,320.9	$9,085.1	$9,119.8

Debt/Equity % (1) (2)	19.1%	19.1%	77.4%	73.9%

(1)
The balance sheet line items excluding CIP are non-GAAP financial measures. See the reconciliation information on page 15 for balance sheet information before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as long-term debt divided by total permanent equity for the balance sheet information excluding CIP and long-term debt plus debt of CIP divided by total permanent equity for the balance sheet including CIP.

As of June 30, 2015, the company's cash and cash equivalents were $1,465.7 million, with long-term debt of $1,597.5 million. The credit facility balance was $7.9 million at June 30, 2015, compared to $11.2 million at March 31, 2015 and zero at December 31, 2014.

Dividends paid in the second quarter were $116.5 million. Today the company is announcing a second-quarter cash dividend of 27.0 cents. The dividend is payable on September 4, 2015, to shareholders of record at the close of business on August 20, 2015, with an ex-dividend date of August 18, 2015.

During the second quarter the company repurchased $81.6 million of its common shares on the open market, representing 2.0 million shares at a weighted average share price of $40.14. This brings year-to-date repurchases to $158.1 million representing 4.0 million shares.

Headcount

As of June 30, 2015, the company had 6,431 employees, compared to 6,360 employees as of March 31, 2015.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, July 30, 2015, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Thursday, August 13, 2015 at 5:00 p.m. ET by calling 1-866-515-1589 for U.S. and Canadian callers or 1-203-369-2019 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q2-15	Q1-15	% Change	Q2-14	% Change
Adjusted revenues:
Investment management fees	$1,083.3	$1,023.6	5.8%	$1,054.5	2.7%
Service and distribution fees	219.6	213.4	2.9%	214.7	2.3%
Performance fees	13.1	51.7	(74.7)%	7.3	79.5%
Other	37.9	31.2	21.5%	38.9	(2.6)%
Third-party distribution, service and advisory	(417.3)	(402.4)	3.7%	(414.4)	0.7%
Net revenues	936.6	917.5	2.1%	901.0	4.0%
Adjusted operating expenses:
Employee compensation	351.4	362.7	(3.1)%	344.6	2.0%
Marketing	30.7	27.4	12.0%	30.9	(0.6)%
Property, office and technology	82.2	77.8	5.7%	76.1	8.0%
General and administrative	82.1	75.2	9.2%	72.4	13.4%
Total adjusted operating expenses	546.4	543.1	0.6%	524.0	4.3%
Adjusted operating income	390.2	374.4	4.2%	377.0	3.5%
Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	2.0	7.5	(73.3)%	4.1	(51.2)%
Interest and dividend income	4.0	4.8	(16.7)%	3.9	2.6%
Interest expense	(19.6)	(18.7)	4.8%	(18.2)	7.7%
Other gains and losses, net	2.1	(2.7)	N/A	14.8	(85.8)%
Other income/(expense) of CSIP, net	5.1	9.4	(45.7)%	7.7	(33.8)%
Adjusted income before income taxes	383.8	374.7	2.4%	389.3	(1.4)%
Adjusted income tax provision	(110.0)	(98.6)	11.6%	(103.3)	6.5%
Adjusted net income	273.8	276.1	(0.8)%	286.0	(4.3)%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	(2.4)	(4.0)	(40.0)%	(3.6)	(33.3)%
Adjusted net income attributable to Invesco Ltd.	$271.4	$272.1	(0.3)%	$282.4	(3.9)%

Adjusted diluted EPS	$0.63	$0.63	—%	$0.65	(3.1)%
Average diluted shares outstanding	432.2	432.5	(0.1)%	436.4	(1.0)%

Ending headcount	6,431	6,360	1.1%	6,070	5.9%
Ending AUM (in billions)	$803.6	$798.3	0.7%	$802.4	0.1%
Average AUM (in billions)	$810.9	$795.4	1.9%	$790.1	2.6%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-15	Q1-15	% Change	Q2-14	% Change
Operating revenues:
Investment management fees	$1,055.7	$1,001.4	5.4%	$1,031.9	2.3%
Service and distribution fees	219.6	213.4	2.9%	214.7	2.3%
Performance fees	6.7	46.8	(85.7)%	5.0	34.0%
Other	36.1	30.0	20.3%	38.3	(5.7)%
Total operating revenues	1,318.1	1,291.6	2.1%	1,289.9	2.2%
Operating expenses:
Employee compensation	347.2	360.9	(3.8)%	342.9	1.3%
Third-party distribution, service and advisory	413.3	399.1	3.6%	410.6	0.7%
Marketing	29.7	26.7	11.2%	30.2	(1.7)%
Property, office and technology	74.8	76.9	(2.7)%	75.3	(0.7)%
General and administrative	89.1	89.9	(0.9)%	76.1	17.1%
Total operating expenses	954.1	953.5	0.1%	935.1	2.0%
Operating income	364.0	338.1	7.7%	354.8	2.6%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	12.0	11.8	1.7%	5.5	118.2%
Interest and dividend income	2.6	2.5	4.0%	3.1	(16.1)%
Interest expense	(19.6)	(18.7)	4.8%	(18.2)	7.7%
Other gains and losses, net	(8.8)	2.7	N/A	16.2	N/A
Other income/(expense) of CSIP, net	5.1	9.4	(45.7)%	7.7	(33.8)%
Consolidated investment products (CIP):
Interest income of CIP	65.1	60.2	8.1%	48.0	35.6%
Interest expense of CIP	(47.3)	(45.1)	4.9%	(30.3)	56.1%
Other gains/(losses) of CIP, net	(19.7)	24.4	N/A	36.8	N/A
Income from continuing operations before income taxes	353.4	385.3	(8.3)%	423.6	(16.6)%
Income tax provision	(109.4)	(101.3)	8.0%	(107.0)	2.2%
Income from continuing operations, net of taxes	244.0	284.0	(14.1)%	316.6	(22.9)%
Income/(loss) from discontinued operations, net of taxes	—	—	N/A	0.2	N/A
Net income	244.0	284.0	(14.1)%	316.8	(23.0)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	13.3	(24.4)	N/A	(42.3)	N/A
Net income attributable to Invesco Ltd.	$257.3	$259.6	(0.9)%	$274.5	(6.3)%
Earnings per share:
---Basic EPS from continuing operations	$0.60	$0.60	—%	$0.63	(4.8)%
---Basic EPS from discontinued operations	$—	$—	N/A	$—	N/A
---Total basic	$0.60	$0.60	—%	$0.63	(4.8)%

---Diluted EPS from continuing operations	$0.60	$0.60	—%	$0.63	(4.8)%
---Diluted EPS from discontinued operations	$—	$—	N/A	$—	N/A
---Total diluted	$0.60	$0.60	—%	$0.63	(4.8)%

Average shares outstanding:
---basic	431.9	432.2	(0.1)%	435.7	(0.9)%
---diluted	432.2	432.5	(0.1)%	436.4	(1.0)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Six months ended June 30,
	2015	2014	% Change
Operating revenues:
Investment management fees	$2,057.1	$1,997.3	3.0%
Service and distribution fees	433.0	453.3	(4.5)%
Performance fees	53.5	36.1	48.2%
Other	66.1	72.7	(9.1)%
Total operating revenues	2,609.7	2,559.4	2.0%
Operating expenses:
Employee compensation	708.1	705.0	0.4%
Third-party distribution, service and advisory	812.4	816.0	(0.4)%
Marketing	56.4	53.6	5.2%
Property, office and technology	151.7	188.0	(19.3)%
General and administrative	179.0	197.7	(9.5)%
Total operating expenses	1,907.6	1,960.3	(2.7)%
Operating income	702.1	599.1	17.2%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	23.8	15.5	53.5%
Interest and dividend income	5.1	6.0	(15.0)%
Interest expense	(38.3)	(36.9)	3.8%
Other gains and losses, net	(6.1)	22.8	N/A
Other income/(expense) of CSIP, net	14.5	15.9	(8.8)%
Consolidated investment products (CIP):
Interest income of CIP	125.3	96.3	30.1%
Interest expense of CIP	(92.4)	(60.6)	52.5%
Other gains/(losses) of CIP, net	4.7	63.3	(92.6)%
Income from continuing operations before income taxes	738.7	721.4	2.4%
Income tax provision	(210.7)	(196.0)	7.5%
Income from continuing operations, net of taxes	528.0	525.4	0.5%
Income/(loss) from discontinued operations, net of taxes	—	(1.8)	N/A
Net income	528.0	523.6	0.8%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(11.1)	(61.3)	(81.9)%
Net income attributable to Invesco Ltd.	$516.9	$462.3	11.8%
Earnings per share:
---Basic EPS from continuing operations	$1.20	$1.06	13.2%
---Basic EPS from discontinued operations	$—	$—	N/A
---Total basic	$1.20	$1.06	13.2%

---Diluted EPS from continuing operations	$1.20	$1.06	13.2%
---Diluted EPS from discontinued operations	$—	$—	N/A
---Total diluted	$1.20	$1.06	13.2%

Average shares outstanding:
---basic	432.0	436.2	(1.0)%
---diluted	432.3	436.9	(1.1)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2015

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,055.7	$19.6	$—	$—	$—	$8.0	$—	$1,083.3
Service and distribution fees	219.6	—	—	—	—	—	—	219.6
Performance fees	6.7	4.0	—	—	—	2.4	—	13.1
Other	36.1	1.8	—	—	—	—	—	37.9
Third-party distribution, service and advisory	—	(4.0)	(413.3)	—	—	—	—	(417.3)
Total operating revenues reconciled to net revenues	1,318.1	21.4	(413.3)	—	—	10.4	—	936.6
Operating expenses:
Employee compensation	347.2	5.5	—	—	(1.3)	—	—	351.4
Third-party distribution, service and advisory	413.3	—	(413.3)	—	—	—	—	—
Marketing	29.7	1.0	—	—	—	—	—	30.7
Property, office and technology	74.8	1.0	—	—	—	—	6.4	82.2
General and administrative	89.1	1.8	—	(2.6)	—	(1.5)	(4.7)	82.1
Total operating expenses	954.1	9.3	(413.3)	(2.6)	(1.3)	(1.5)	1.7	546.4
Operating income reconciled to adjusted operating income	364.0	12.1	—	2.6	1.3	11.9	(1.7)	390.2
Other income/(expense):
Equity in earnings of unconsolidated affiliates	12.0	(9.5)	—	—	—	(0.5)	—	2.0
Interest and dividend income	2.6	0.9	—	—	(0.3)	0.8	—	4.0
Interest expense	(19.6)	—	—	—	—	—	—	(19.6)
Other gains and losses, net	(8.8)	—	—	—	3.5	1.2	6.2	2.1
Other income/(expense) of CSIP, net	5.1							5.1
CIP:
Interest income of CIP	65.1	—	—	—	—	(65.1)	—	—
Interest expense of CIP	(47.3)	—	—	—	—	47.3	—	—
Other gains/(losses) of CIP, net	(19.7)	—	—	—	—	19.7	—	—
Income from continuing operations before income taxes	353.4	3.5	—	2.6	4.5	15.3	4.5	383.8
Income tax provision	(109.4)	(3.5)	—	4.8	(1.4)	—	(0.5)	(110.0)
Income from continuing operations, net of income taxes	244.0	—	—	7.4	3.1	15.3	4.0	273.8
Income/(loss) from discontinued operations, net of taxes	—	—	—	—	—	—	—	—
Net income	244.0	—	—	7.4	3.1	15.3	4.0	273.8
Net (income)/loss attributable to noncontrolling interests in consolidated entities	13.3	—	—	—	—	(15.7)	—	(2.4)
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$257.3	$—	$—	$7.4	$3.1	($0.4)	$4.0	$271.4

Operating margin	27.6%				Adjusted operating margin			41.7%

Average diluted shares outstanding	432.2			Average diluted shares outstanding				432.2

Diluted EPS from continuing operations	$0.60				Adjusted diluted EPS			$0.63
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.60

See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2015

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Other reconciling items	Non-GAAP basis
Operating revenues:
Investment management fees	$1,001.4	$15.3	$—	$—	$—	$6.9	$—	$1,023.6
Service and distribution fees	213.4	—	—	—	—	—	—	213.4
Performance fees	46.8	2.5	—	—	—	2.4	—	51.7
Other	30.0	1.2	—	—	—	—	—	31.2
Third-party distribution, service and advisory	—	(3.3)	(399.1)	—	—	—	—	(402.4)
Total operating revenues reconciled to net revenues	1,291.6	15.7	(399.1)	—	—	9.3	—	917.5
Operating expenses:
Employee compensation	360.9	5.7	—	—	(3.9)	—	—	362.7
Third-party distribution, service and advisory	399.1	—	(399.1)	—	—	—	—	—
Marketing	26.7	0.7	—	—	—	—	—	27.4
Property, office and technology	76.9	0.9	—	—	—	—	—	77.8
General and administrative	89.9	1.4	—	(3.9)	—	(12.2)	—	75.2
Total operating expenses	953.5	8.7	(399.1)	(3.9)	(3.9)	(12.2)	—	543.1
Operating income reconciled to adjusted operating income	338.1	7.0	—	3.9	3.9	21.5	—	374.4
Other income/(expense):
Equity in earnings of unconsolidated affiliates	11.8	(6.0)	—	—	—	1.7	—	7.5
Interest and dividend income	2.5	1.0	—	—	(0.1)	1.4	—	4.8
Interest expense	(18.7)	—	—	—	—	—	—	(18.7)
Other gains and losses, net	2.7	—	—	—	(5.0)	2.7	(3.1)	(2.7)
Other income/(expense) of CSIP, net	9.4	—	—	—	—	—	—	9.4
CIP:
Interest income of CIP	60.2	—	—	—	—	(60.2)	—	—
Interest expense of CIP	(45.1)	—	—	—	—	45.1	—	—
Other gains/(losses) of CIP, net	24.4	—	—	—	—	(24.4)	—	—
Income from continuing operations before income taxes	385.3	2.0	—	3.9	(1.2)	(12.2)	(3.1)	374.7
Income tax provision	(101.3)	(2.0)	—	4.4	0.3	—	—	(98.6)
Income from continuing operations, net of taxes	284.0	—	—	8.3	(0.9)	(12.2)	(3.1)	276.1
Income/(loss) from discontinued operations, net of taxes	—	—	—	—	—	—	—	—
Net income	284.0	—	—	8.3	(0.9)	(12.2)	(3.1)	276.1
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(24.4)	—	—	—	—	20.4	—	(4.0)
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$259.6	$—	$—	$8.3	($0.9)	$8.2	($3.1)	$272.1

Operating margin	26.2%				Adjusted operating margin			40.8%

Average diluted shares outstanding	432.5				Average diluted shares outstanding			432.5

Diluted EPS form continuing operations	$0.60				Adjusted diluted EPS			$0.63
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.60

See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2014

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	CIP	Non-GAAP basis
Operating revenues:
Investment management fees	$1,031.9	$16.2	$—	$—	$—	$6.4	$1,054.5
Service and distribution fees	214.7	—	—	—	—	—	214.7
Performance fees	5.0	—	—	—	—	2.3	7.3
Other	38.3	0.7	—	—	—	(0.1)	38.9
Third-party distribution, service and advisory	—	(3.8)	(410.6)	—	—	—	(414.4)
Total operating revenues reconciled to net revenues	1,289.9	13.1	(410.6)	—	—	8.6	901.0
Operating expenses:
Employee compensation	342.9	5.4	—	—	(3.7)	—	344.6
Third-party distribution, service and advisory	410.6	—	(410.6)	—	—	—	—
Marketing	30.2	0.7	—	—	—	—	30.9
Property, office and technology	75.3	0.8	—	—	—	—	76.1
General and administrative	76.1	1.4	—	(3.4)	—	(1.7)	72.4
Total operating expenses	935.1	8.3	(410.6)	(3.4)	(3.7)	(1.7)	524.0
Operating income reconciled to adjusted operating income	354.8	4.8	—	3.4	3.7	10.3	377.0
Other income/(expense):
Equity in earnings of unconsolidated affiliates	5.5	(3.6)	—	—	—	2.2	4.1
Interest and dividend income	3.1	1.1	—	—	(0.9)	0.6	3.9
Interest expense	(18.2)	—	—	—	—	—	(18.2)
Other gains and losses, net	16.2	—	—	—	(6.1)	4.7	14.8
Other income/(expense) of CSIP, net	7.7	—	—	—	—	—	7.7
CIP:
Interest income of CIP	48.0	—	—	—	—	(48.0)	—
Interest expense of CIP	(30.3)	—	—	—	—	30.3	—
Other gains/(losses) of CIP, net	36.8	—	—	—	—	(36.8)	—
Income from continuing operations before income taxes	423.6	2.3	—	3.4	(3.3)	(36.7)	389.3
Income tax provision	(107.0)	(2.3)	—	5.0	1.0	—	(103.3)
Income from continuing operations, net of taxes	316.6	—	—	8.4	(2.3)	(36.7)	286.0
Income/(loss) from discontinued operations, net of taxes	0.2	—	—	(0.2)	—	—	—
Net income	316.8	—	—	8.2	(2.3)	(36.7)	286.0
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(42.3)	—	—	—	—	38.7	(3.6)
Net income attributable to Invesco Ltd. reconciled to adjusted net income attributable to Invesco Ltd.	$274.5	$—	$—	$8.2	($2.3)	$2.0	$282.4

Operating margin	27.5%				Adjusted operating margin		41.8%

Average diluted shares outstanding	436.4			Average diluted shares outstanding			436.4

Diluted EPS form continuing operations	$0.63				Adjusted diluted EPS		$0.65
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.63

See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	June 30, 2015	December 31, 2014
ADJUSTED ASSETS
Cash and cash equivalents	$1,465.7	$1,514.2
Unsettled fund receivables	1,119.2	732.4
Accounts receivable	532.8	549.7
Investments	1,064.9	980.3
Assets of consolidated sponsored investment products (CSIP)	321.5	305.8
Assets held for policyholders	3,458.6	1,697.9
Prepaid assets	133.7	132.1
Other assets	83.2	92.0
Property, equipment and software, net	410.3	402.6
Intangible assets, net	1,360.5	1,246.7
Goodwill	6,449.1	6,579.4
Total adjusted assets	$16,399.5	$14,233.1

ADJUSTED LIABILITIES
Accrued compensation and benefits	$474.8	$667.3
Accounts payable and accrued expenses	881.3	757.3
Policyholder payables	3,458.6	1,697.9
Unsettled fund payables	1,106.0	730.1
Long-term debt	1,597.5	1,589.3
Deferred tax liabilities, net	367.0	304.8
Total adjusted liabilities	7,885.2	5,746.7

ADJUSTED TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	169.1	165.5
ADJUSTED PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	98.1
Additional paid-in-capital	6,131.0	6,133.6
Treasury shares	(2,024.3)	(1,898.1)
Retained earnings	4,205.8	3,905.7
Accumulated other comprehensive income/(loss), net of tax	(82.3)	69.0
Total adjusted equity attributable to Invesco Ltd.	8,328.3	8,308.3
Adjusted equity attributable to nonredeemable noncontrolling interests in consolidated entities	16.9	12.6
Total adjusted permanent equity	8,345.2	8,320.9
Total adjusted liabilities, temporary and permanent equity	$16,399.5	$14,233.1

Invesco Ltd. U.S. GAAP Condensed Consolidated Balance Sheets (Unaudited, in millions)

	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$1,465.7	$1,514.2
Unsettled fund receivables	1,119.2	732.4
Accounts receivable	527.6	545.9
Investments	959.5	885.4
Assets of consolidated sponsored investment products (CSIP)	321.5	305.8
Assets of consolidated investment products (CIP):
Cash and cash equivalents of CIP	314.8	404.0
Accounts receivable of CIP	109.5	161.3
Investments of CIP	6,185.1	5,762.8
Assets held for policyholders	3,458.6	1,697.9
Prepaid assets	133.7	132.1
Other assets	83.2	92.0
Property, equipment and software, net	410.3	402.6
Intangible assets, net	1,360.5	1,246.7
Goodwill	6,449.1	6,579.4
Total assets	$22,898.3	$20,462.5
LIABILITIES
Accrued compensation and benefits	$474.8	$667.3
Accounts payable and accrued expenses	881.3	757.3
Liabilities of CIP:
Debt of CIP	5,432.1	5,149.6
Other liabilities of CIP	326.8	280.9
Policyholder payables	3,458.6	1,697.9
Unsettled fund payables	1,106.0	730.1
Long-term debt	1,597.5	1,589.3
Deferred tax liabilities, net	367.0	304.8
Total liabilities	13,644.1	11,177.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	169.1	165.5
PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	98.1
Additional paid-in-capital	6,131.0	6,133.6
Treasury shares	(2,024.3)	(1,898.1)
Retained earnings	4,218.3	3,926.0
Retained earnings appropriated for investors in CIP	—	17.6
Accumulated other comprehensive income/(loss), net of tax	(94.8)	48.8
Total equity attributable to Invesco Ltd.	8,328.3	8,326.0
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	756.8	793.8
Total permanent equity	9,085.1	9,119.8
Total liabilities, temporary and permanent equity	$22,898.3	$20,462.5

Invesco Ltd. Reconciliations of Condensed Consolidated Balance Sheet Information Excluding CIP to U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	June 30, 2015			December 31, 2014
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Cash and cash equivalents	$1,465.7	$—	$1,465.7	$1,514.2	$—	$1,514.2
Unsettled fund receivables	1,119.2	—	1,119.2	732.4	—	732.4
Accounts receivable	532.8	(5.2)	527.6	549.7	(3.8)	545.9
Investments	1,064.9	(105.4)	959.5	980.3	(94.9)	885.4
Assets of CSIP	321.5	—	321.5	305.8	—	305.8
Assets of CIP:
Cash and cash equivalents of CIP	—	314.8	314.8	—	404.0	404.0
Accounts receivable of CIP	—	109.5	109.5	—	161.3	161.3
Investments of CIP	—	6,185.1	6,185.1	—	5,762.8	5,762.8
Assets held for policyholders	3,458.6	—	3,458.6	1,697.9	—	1,697.9
Prepaid assets	133.7	—	133.7	132.1	—	132.1
Other assets	83.2	—	83.2	92.0	—	92.0
Property, equipment and software, net	410.3	—	410.3	402.6	—	402.6
Intangible assets, net	1,360.5	—	1,360.5	1,246.7	—	1,246.7
Goodwill	6,449.1	—	6,449.1	6,579.4	—	6,579.4
Total assets	$16,399.5	$6,498.8	$22,898.3	$14,233.1	$6,229.4	$20,462.5
LIABILITIES
Accrued compensation and benefits	$474.8	$—	$474.8	$667.3	$—	$667.3
Accounts payable and accrued expenses	881.3	—	881.3	757.3	—	757.3
Liabilities of CIP:
Debt of CIP	—	5,432.1	5,432.1	—	5,149.6	5,149.6
Other liabilities of CIP	—	326.8	326.8	—	280.9	280.9
Policyholder payables	3,458.6	—	3,458.6	1,697.9	—	1,697.9
Unsettled fund payables	1,106.0	—	1,106.0	730.1	—	730.1
Long-term debt	1,597.5	—	1,597.5	1,589.3	—	1,589.3
Deferred tax liabilities, net	367.0	—	367.0	304.8	—	304.8
Total liabilities	7,885.2	5,758.9	13,644.1	5,746.7	5,430.5	11,177.2
TEMPORARY EQUITY
Redeemable noncontrolling interests in CSIP	169.1	—	169.1	165.5	—	165.5
PERMANENT EQUITY
Equity attributable to Invesco Ltd.:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,131.0	—	6,131.0	6,133.6	—	6,133.6
Treasury shares	(2,024.3)	—	(2,024.3)	(1,898.1)	—	(1,898.1)
Retained earnings	4,205.8	12.5	4,218.3	3,905.7	20.3	3,926.0
Retained earnings appropriated for investors in CIP	—	—	—	—	17.6	17.6
Accumulated other comprehensive income/(loss), net of tax	(82.3)	(12.5)	(94.8)	69.0	(20.2)	48.8
Total equity attributable to Invesco Ltd.	8,328.3	—	8,328.3	8,308.3	17.7	8,326.0
Equity attributable to nonredeemable noncontrolling interests in consolidated entities	16.9	739.9	756.8	12.6	781.2	793.8
Total permanent equity	8,345.2	739.9	9,085.1	8,320.9	798.9	9,119.8
Total liabilities, temporary and permanent equity	$16,399.5	$6,498.8	$22,898.3	$14,233.1	$6,229.4	$20,462.5

See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding CIP
(a non-GAAP presentation, unaudited, in millions)

	Six months ended June 30,
	2015	2014
Adjusted operating activities:
U.S. GAAP net income	$528.0	$523.6
Consolidated investment product (CIP) net (income)/loss	3.1	(58.1)
Net income adjusted to remove impact of CIP	531.1	465.5
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	46.0	45.8
Share-based compensation expense	76.7	70.0
Other (gains)/losses, net	2.2	(27.5)
Other (gains)/losses of CSIP, net	(8.2)	(11.5)
Equity in earnings of unconsolidated affiliates	(25.0)	(18.9)
Dividends from unconsolidated affiliates	1.4	15.4
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CSIP	(4.9)	(1.0)
(Purchase)/sale of trading investments, net	(55.1)	(10.4)
(Increase)/decrease in receivables	(2,031.8)	(385.7)
Increase/(decrease) in payables	1,852.7	172.0
Adjusted net cash provided by/(used in) operating activities	385.1	313.7

Adjusted investing activities:
Purchase of property, equipment and software	(50.4)	(49.8)
Purchase of available-for-sale investments	(80.7)	(146.2)
Sale of available-for-sale investments	50.5	112.6
Purchase of investments by CSIP	(273.2)	(476.1)
Sale of investments by CSIP	274.7	274.3
Purchase of other investments	(89.9)	(69.7)
Sale of other investments	59.7	40.3
Returns of capital and distributions from unconsolidated partnership investments	34.5	27.9
Sale of business	—	60.8
Adjusted net cash provided by/(used in) investing activities	(74.8)	(225.9)

Adjusted financing activities:
Proceeds from exercises of share options	1.2	5.2
Purchases of treasury shares	(158.1)	(169.6)
Dividends paid	(224.6)	(207.1)
Excess tax benefits from share-based compensation	18.3	17.6
Repayment of unsettled fund account	—	(35.7)
Third-party capital invested into CSIP	1.7	152.5
Third-party capital distributed by CSIP	—	(1.4)
Net borrowings/(repayments) under credit facility	7.9	—
Adjusted net cash provided by/(used in) financing activities	(353.6)	(238.5)

Increase /(decrease) in cash and cash equivalents	(43.3)	(150.7)
Foreign exchange movement on cash and cash equivalents	(5.2)	15.5
Cash and cash equivalents, beginning of period	1,514.2	1,331.2
Cash and cash equivalents, end of period	$1,465.7	$1,196.0

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Six months ended June 30,
	2015	2014
Operating activities:
Net income	$528.0	$523.6
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	46.0	45.8
Share-based compensation expense	76.7	70.0
Other (gains)/losses, net	6.1	(22.8)
Other (gains)/losses of CSIP, net	(8.2)	(11.5)
Other (gains)/losses of CIP, net	(4.7)	(63.3)
Equity in earnings of unconsolidated affiliates	(23.8)	(15.5)
Dividends from unconsolidated affiliates	1.4	15.4
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	88.3	260.1
(Increase)/decrease in cash held by CSIP	(4.9)	(1.0)
(Purchase)/sale of trading investments, net	(55.1)	(10.4)
(Increase)/decrease in receivables	(2,049.9)	(402.7)
Increase/(decrease) in payables	1,858.6	162.6
Net cash provided by/(used in) operating activities	458.5	550.3

Investing activities:
Purchase of property, equipment and software	(50.4)	(49.8)
Purchase of available-for-sale investments	(35.6)	(112.5)
Sale of available-for-sale investments	18.0	75.1
Purchase of investments by CIP	(1,927.1)	(2,848.8)
Sale of investments by CIP	1,591.1	2,108.5
Purchase of investments by CSIP	(273.2)	(476.1)
Sale of investments by CSIP	274.7	274.3
Purchase of other investments	(89.4)	(67.5)
Sale of other investments	59.7	40.3
Returns of capital and distributions from unconsolidated partnership investments	34.4	25.9
Sale of business	—	60.8
Net cash provided by/(used in) investing activities	(397.8)	(969.8)

Financing activities:
Proceeds from exercises of share options	1.2	5.2
Purchases of treasury shares	(158.1)	(169.6)
Dividends paid	(224.6)	(207.1)
Excess tax benefits from share-based compensation	18.3	17.6
Repayment of unsettled fund account	—	(35.7)
Third-party capital invested into CIP	17.9	155.8
Third-party capital distributed by CIP	(64.1)	(68.0)
Third-party capital invested into CSIP	1.7	152.5
Third-party capital distributed by CSIP	—	(1.4)
Borrowings of debt by CIP	945.9	715.0
Repayments of debt by CIP	(650.1)	(295.5)
Net borrowings/(repayments) under credit facility	7.9	—
Net cash provided by/(used in) financing activities	(104.0)	268.8

Increase/(decrease) in cash and cash equivalents	(43.3)	(150.7)
Foreign exchange movement on cash and cash equivalents	(5.2)	15.5
Cash and cash equivalents, beginning of period	1,514.2	1,331.2
Cash and cash equivalents, end of period	$1,465.7	$1,196.0

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Information Excluding CIP to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Six months ended June 30, 2015			Six months ended June 30, 2014
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$531.1	($3.1)	$528.0	$465.5	$58.1	$523.6
Amortization and depreciation	46.0	—	46.0	45.8	—	45.8
Share-based compensation expense	76.7	—	76.7	70.0	—	70.0
Other (gains)/losses, net	2.2	3.9	6.1	(27.5)	4.7	(22.8)
Other (gains)/losses of CSIP, net	(8.2)	—	(8.2)	(11.5)	—	(11.5)
Other (gains)/losses of CIP, net	—	(4.7)	(4.7)	—	(63.3)	(63.3)
Equity in earnings of unconsolidated affiliates	(25.0)	1.2	(23.8)	(18.9)	3.4	(15.5)
Dividends from unconsolidated affiliates	1.4	—	1.4	15.4	—	15.4
Changes in operating assets and liabilities:
(Increase)/decrease in cash held by CIP	—	88.3	88.3	—	260.1	260.1
(Increase)/decrease in cash held by CSIP	(4.9)	—	(4.9)	(1.0)	—	(1.0)
(Purchase)/sale of trading investments, net	(55.1)	—	(55.1)	(10.4)	—	(10.4)
(Increase)/decrease in receivables	(2,031.8)	(18.1)	(2,049.9)	(385.7)	(17.0)	(402.7)
Increase/(decrease) in payables	1,852.7	5.9	1,858.6	172.0	(9.4)	162.6
Net cash provided by/(used in) operating activities	385.1	73.4	458.5	313.7	236.6	550.3

Investing activities:
Purchase of property, equipment and software	(50.4)	—	(50.4)	(49.8)	—	(49.8)
Purchase of available-for-sale investments	(80.7)	45.1	(35.6)	(146.2)	33.7	(112.5)
Sale of available-for-sale investments	50.5	(32.5)	18.0	112.6	(37.5)	75.1
Purchase of investments by CIP	—	(1,927.1)	(1,927.1)	—	(2,848.8)	(2,848.8)
Sale of investments by CIP	—	1,591.1	1,591.1	—	2,108.5	2,108.5
Purchase of investments by CSIP	(273.2)	—	(273.2)	(476.1)	—	(476.1)
Sale of investments by CSIP	274.7	—	274.7	274.3	—	274.3
Purchase of other investments	(89.9)	0.5	(89.4)	(69.7)	2.2	(67.5)
Sale of other investments	59.7	—	59.7	40.3	—	40.3
Returns of capital and distributions from unconsolidated partnership investments	34.5	(0.1)	34.4	27.9	(2.0)	25.9
Sale of business	—	—	—	60.8	—	60.8
Net cash provided by/(used in) investing activities	(74.8)	(323.0)	(397.8)	(225.9)	(743.9)	(969.8)

Financing activities:
Proceeds from exercises of share options	1.2	—	1.2	5.2	—	5.2
Purchases of treasury shares	(158.1)	—	(158.1)	(169.6)	—	(169.6)
Dividends paid	(224.6)	—	(224.6)	(207.1)	—	(207.1)
Excess tax benefits from share-based compensation	18.3	—	18.3	17.6	—	17.6
Repayment of unsettled fund account	—	—	—	(35.7)	—	(35.7)
Third-party capital invested into CIP	—	17.9	17.9	—	155.8	155.8
Third-party capital distributed by CIP	—	(64.1)	(64.1)	—	(68.0)	(68.0)
Third-party capital invested into CSIP	1.7	—	1.7	152.5	—	152.5
Third-party capital distributed by CSIP	—	—	—	(1.4)	—	(1.4)
Borrowings of debt by CIP	—	945.9	945.9	—	715.0	715.0
Repayments of debt by CIP	—	(650.1)	(650.1)	—	(295.5)	(295.5)
Net borrowings/(repayments) under credit facility	7.9	—	7.9	—	—	—
Net cash provided by/(used in) financing activities	(353.6)	249.6	(104.0)	(238.5)	507.3	268.8

Increase/(decrease) in cash and cash equivalents	(43.3)	—	(43.3)	(150.7)	—	(150.7)
Foreign exchange movement on cash and cash equivalents	(5.2)	—	(5.2)	15.5	—	15.5
Cash and cash equivalents, beginning of period	1,514.2	—	1,514.2	1,331.2	—	1,331.2
Cash and cash equivalents, end of period	$1,465.7	$—	$1,465.7	$1,196.0	$—	$1,196.0
See pages 19 through 22 for notes to the reconciliation.

Invesco Ltd.
Notes

We are presenting the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted earnings per share (EPS)). We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business, and they are consistent with internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS). Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Notes 1 through 8 relate to the income statement reconciliations presented on pages 10 through 12. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the company's Form 10-K.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 15 and 18, respectively.

Note 10 relates to the U.S. GAAP effective tax rate and the impact of non-controlling interests in consolidated investment products (CIP) and consolidated sponsored investment products (CSIP) on the rate.

1.	Acquisition/disposition related adjustments

Acquisition/disposition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including intangible asset amortization, and all related tax effects. In addition, the net (income)/loss from discontinued operations associated with the sale of the Atlantic Trust business has been excluded from the non-GAAP income statement information. Exclusion of this line item assists in evaluating the continuing business performance and comparability with our results period to period, and aids comparability with peer companies that may not have similar discontinued operations.

Adjustment amounts related to acquisition and disposition activities are as follows:

in millions	Q2-15	Q1-15	Q2-14
Intangible amortization	$2.6	$2.7	$3.4
Taxation on amortization	(0.3)	(0.4)	(0.4)
Deferred taxation	5.1	5.3	5.4
Other acquisition-related items	—	1.2	—
Taxation on other acquisition-related items	—	(0.5)	—
(Income)/loss from discontinued operations, net of taxes	—	—	(0.2)
	$7.4	$8.3	$8.2

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, and other service and administrative fees paid to third parties, which are all closely linked to the revenue earned by the company from AUM but vary extensively by geography due to differences in distribution channels. The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China. Enhancing operations in China is one effort that the company believes could improve its competitive position over time. U.S. GAAP requires classification of the joint venture net income as equity in earnings of unconsolidated affiliates. The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of the CIPs, were $10.4 million in the second quarter (first quarter 2015: $9.3 million; second quarter 2014: $8.7 million) while no other revenues (first quarter 2015: none, second quarter 2014: $0.1 million) were recorded by CIP in the second quarter. By deconsolidating these products in the non-GAAP information, the management and performance fees are added back while the other revenues are excluded. Similarly, the operating expenses of the CIPs and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in an increase of $0.4 million in net income attributable to Invesco Ltd. in the second quarter U.S. GAAP earnings (first quarter 2015: $8.2 million decrease; second quarter 2014: $2.0 million decrease). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $1.3 million in the second quarter (first quarter 2015: $3.9 million appreciation; second quarter 2014: $3.7 million appreciation) with an investment loss, inclusive of interest and dividend income, of $3.2 million in the second quarter (first quarter 2015: $5.1 million gain; second quarter 2014: $7.0 million gain) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income/loss are adjusted in arriving at the non-GAAP information and, net of the applicable tax charge of $1.4 million in the second quarter (first quarter 2015: $0.3 million credit; second quarter 2014: $1.0 million credit), result in a net income addition of $3.1 million for the second quarter (first quarter 2015: $0.9 million deduction; second quarter 2014: $2.3 million deduction).

6.	Other reconciling items

in millions	Q2-15	Q1-15	Q2-14
Business optimization charges: (a)
Property, office and technology	(6.4)	—	—
Taxation on business optimization charges	1.3	—	—
Fund reimbursement expense (b)	4.7	—	—
Taxation on fund reimbursement expense (b)	(1.8)	—	—
Foreign exchange hedge loss/(gain) (c)	6.2	(3.1)	—
	$4.0	($3.1)	$—

a.	Business optimization: Operating expenses for the second quarter 2015 include a credit of $6.4 million related to the provision associated with vacated leased properties.

b.
Included within general and administrative expenses for the second quarter 2015 is a charge of $4.7 million in respect of a multi-year fund reimbursement expense associated with historical private equity management fees and related professional services fees. The charge resulted primarily from using a more appropriate methodology regarding the calculation of offsets to management fees.

c.
Included within other gains and losses, net is the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar foreign exchange rate. These contracts provide coverage through December 31, 2015. The adjustment from U.S. GAAP to non-GAAP earnings removes the unrealized gains and losses that result from market volatility.

Each of these other reconciling items has been adjusted from U.S. GAAP to arrive at the company's non-GAAP financial measures for the reasons either outlined in the paragraphs above, due to the unique character and magnitude of the reconciling item, or because the item represents a continuation of a reconciling item adjusted from U.S. GAAP in a prior period.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented in this earnings release and the calculated earnings per share amounts under the two class method.

9.	Balance sheets and cash flow information excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of CIP. The majority of the company's CIP balances are CLO-related. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management and performance fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by CIP is not available for general use by the company, nor is company cash available for general use by its CIP.

By deconsolidating the CIP in the condensed consolidated balance sheet information excluding CIP, the assets, liabilities and equity of the CIP are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow information excluding CIP present the cash flows of the company separately and before consolidation of CIP, as the cash flows of CIP do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

10.	U.S. GAAP Effective Tax Rate

The effective tax rate on continuing operations increased to 31.0% for the second quarter, from 26.3% for the first quarter 2015 and 25.3% for the second quarter 2014. The impact of the inclusion of non-controlling interests in CIP and CSIP increased our effective tax rate by 1.2% for the second quarter, compared to a decrease of 1.8% on our effective tax rate for the first quarter 2015 and a decrease of 2.8% for the second quarter 2014. Second quarter 2015 included a 2.3% rate increase as a result of tax legislation changes in New York City.

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q2-15		Q1-15		% Change	Q2-14
Beginning Assets	$798.3		$792.4		0.7%	$787.3
Long-term inflows	52.1		50.5		3.2%	42.5
Long-term outflows	(46.2)		(40.2)		14.9%	(49.4)
Long-term net flows	5.9		10.3		(42.7)%	(6.9)
Net flows in Invesco PowerShares QQQ fund	(0.3)		(2.6)		(88.5)%	(3.0)
Net flows in institutional money market funds	(2.6)		(6.0)		(56.7)%	1.1
Total net flows	3.0		1.7		76.5%	(8.8)
Market gains and losses/reinvestment	(6.2)		18.2		N/A	19.9
Acquisitions/dispositions, net(f)	—		(0.7)		(100.0)%	—
Foreign currency translation	8.5		(13.3)		N/A	4.0
Ending Assets	$803.6		$798.3		0.7%	$802.4

Average long-term AUM	$706.1		$685.0		3.1%	$674.7
Average AUM	$810.9		$795.4		1.9%	$790.1

Gross revenue yield on AUM(a)	65.6	bps	65.4	bps		65.7	bps
Gross revenue yield on AUM before performance fees(a)	65.2	bps	63.0	bps		65.4	bps
Net revenue yield on AUM(b)	46.2	bps	46.1	bps		45.6	bps
Net revenue yield on AUM before performance fees(b)	45.6	bps	43.5	bps		45.2	bps

(in billions)	Total AUM	Active(e)	Passive(e)
March 31, 2015	$798.3	$655.3	$143.0
Long-term inflows	52.1	43.1	9.0
Long-term outflows	(46.2)	(37.7)	(8.5)
Long-term net flows	5.9	5.4	0.5
Net flows in Invesco PowerShares QQQ fund	(0.3)	—	(0.3)
Net flows in institutional money market funds	(2.6)	(2.6)	—
Total net flows	3.0	2.8	0.2
Market gains and losses/reinvestment	(6.2)	(4.6)	(1.6)
Acquisitions/dispositions, net(f)	—	—	—
Foreign currency translation	8.5	8.5	—
June 30, 2015	$803.6	$662.0	$141.6

Average AUM	$810.9	$666.7	$144.2
Gross revenue yield on AUM(a)	65.6bps	76.6bps	15.3bps
Net revenue yield on AUM(b)	46.2bps	52.9bps	15.3bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2015	$798.3	$540.7	$257.6
Long-term inflows	52.1	34.2	17.9
Long-term outflows	(46.2)	(34.7)	(11.5)
Long-term net flows	5.9	(0.5)	6.4
Net flows in Invesco PowerShares QQQ fund	(0.3)	(0.3)	—
Net flows in institutional money market funds	(2.6)	—	(2.6)
Total net flows	3.0	(0.8)	3.8
Market gains and losses/reinvestment	(6.2)	(6.1)	(0.1)
Acquisitions/dispositions, net(f)	—	—	—
Foreign currency translation	8.5	7.5	1.0
June 30, 2015	$803.6	$541.3	$262.3

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
March 31, 2015	$798.3	$392.8	$184.4	$50.6	$70.2	$100.3
Long-term inflows	52.1	23.8	13.2	6.0	1.0	8.1
Long-term outflows	(46.2)	(26.4)	(8.7)	(3.1)	(1.0)	(7.0)
Long-term net flows	5.9	(2.6)	4.5	2.9	—	1.1
Net flows in Invesco PowerShares QQQ fund	(0.3)	(0.3)	—	—	—	—
Net flows in institutional money market funds	(2.6)	—	—	—	(2.6)	—
Total net flows	3.0	(2.9)	4.5	2.9	(2.6)	1.1
Market gains and losses/reinvestment	(6.2)	(0.3)	(3.0)	(1.2)	0.3	(2.0)
Acquisitions/dispositions, net(f)	—	—	—	—	—	—
Foreign currency translation	8.5	5.1	1.6	1.3	—	0.5
June 30, 2015	$803.6	$394.7	$187.5	$53.6	$67.9	$99.9

Average AUM	$810.9	$403.7	$184.7	$53.3	$69.5	$99.7

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2015	$798.3	$532.6	$24.9	$106.3	$74.2	$60.3
Long-term inflows	52.1	27.4	1.0	4.5	9.7	9.5
Long-term outflows	(46.2)	(24.5)	(1.1)	(4.3)	(8.1)	(8.2)
Long-term net flows	5.9	2.9	(0.1)	0.2	1.6	1.3
Net flows in Invesco PowerShares QQQ fund	(0.3)	(0.3)	—	—	—	—
Net flows in institutional money market funds	(2.6)	(3.4)	—	0.9	(0.2)	0.1
Total net flows	3.0	(0.8)	(0.1)	1.1	1.4	1.4
Market gains and losses/reinvestment	(6.2)	(1.0)	(0.3)	(2.7)	(0.7)	(1.5)
Acquisitions/dispositions, net(f)	—	—	—	—	—	—
Foreign currency translation	8.5	—	0.4	6.0	2.1	—
June 30, 2015	$803.6	$530.8	$24.9	$110.7	$77.0	$60.2

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-date Assets Under Management

(in billions)	June 30, 2015		June 30, 2014		% Change
Beginning Assets	$792.4		$778.7		1.8%
Long-term inflows	102.6		92.7		10.7%
Long-term outflows	(86.4)		(93.1)		(7.2)%
Long-term net flows	16.2		(0.4)		N/A
Net flows in Invesco PowerShares QQQ fund	(2.9)		(4.3)		(32.6)%
Net flows in institutional money market funds	(8.6)		(5.0)		72.0%
Total net flows	4.7		(9.7)		N/A
Market gains and losses/reinvestment	12.0		29.3		(59.0)%
Acquisitions/dispositions, net(f)	(0.7)		—		N/A
Foreign currency translation	(4.8)		4.1		N/A
Ending Assets	$803.6		$802.4		0.1%

Average long-term AUM	$695.5		$667.2		4.2%
Average AUM	$803.2		$784.9		2.3%

Gross revenue yield on AUM(a)	65.5	bps	65.6	bps
Gross revenue yield on AUM before performance fees(a)	64.1	bps	64.7	bps
Net revenue yield on AUM(b)	46.2	bps	45.6	bps
Net revenue yield on AUM before performance fees(b)	44.6	bps	44.5	bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2014	$792.4	$651.0	$141.4
Long-term inflows	102.6	83.7	18.9
Long-term outflows	(86.4)	(71.5)	(14.9)
Long-term net flows	16.2	12.2	4.0
Net flows in Invesco PowerShares QQQ fund	(2.9)	—	(2.9)
Net flows in institutional money market funds	(8.6)	(8.6)	—
Total net flows	4.7	3.6	1.1
Market gains and losses/reinvestment	12.0	12.2	(0.2)
Acquisitions/dispositions, net(f)	(0.7)	—	(0.7)
Foreign currency translation	(4.8)	(4.8)	—
June 30, 2015	$803.6	$662.0	$141.6

Average AUM	$803.2	$659.7	$143.5
Gross revenue yield on AUM(a)	65.5bps	76.7bps	14.3bps
Net revenue yield on AUM(b)	46.2bps	53.1bps	14.3bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2014	$792.4	$532.5	$259.9
Long-term inflows	102.6	74.5	28.1
Long-term outflows	(86.4)	(67.5)	(18.9)
Long-term net flows	16.2	7.0	9.2
Net flows in Invesco PowerShares QQQ fund	(2.9)	(2.9)	—
Net flows in institutional money market funds	(8.6)	—	(8.6)
Total net flows	4.7	4.1	0.6
Market gains and losses/reinvestment	12.0	8.8	3.2
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—
Foreign currency translation	(4.8)	(3.4)	(1.4)
June 30, 2015	$803.6	$541.3	$262.3

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2014	$792.4	$384.4	$181.6	$50.6	$76.5	$99.3
Long-term inflows	102.6	48.3	24.0	10.1	1.7	18.5
Long-term outflows	(86.4)	(47.9)	(15.9)	(6.3)	(1.9)	(14.4)
Long-term net flows	16.2	0.4	8.1	3.8	(0.2)	4.1
Net flows in Invesco PowerShares QQQ fund	(2.9)	(2.9)	—	—	—	—
Net flows in institutional money market funds	(8.6)	—	—	—	(8.6)	—
Total net flows	4.7	(2.5)	8.1	3.8	(8.8)	4.1
Market gains and losses/reinvestment	12.0	14.6	(1.4)	0.7	0.2	(2.1)
Acquisitions/dispositions, net(f)	(0.7)	—	—	—	—	(0.7)
Foreign currency translation	(4.8)	(1.8)	(0.8)	(1.5)	—	(0.7)
June 30, 2015	$803.6	$394.7	$187.5	$53.6	$67.9	$99.9

Average AUM	$803.2	$395.9	$183.8	$51.5	$72.3	$99.7

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2014	$792.4	$532.1	$25.8	$105.1	$71.1	$58.3
Long-term inflows	102.6	53.5	2.0	9.4	21.9	15.8
Long-term outflows	(86.4)	(46.5)	(2.1)	(8.6)	(15.3)	(13.9)
Long-term net flows	16.2	7.0	(0.1)	0.8	6.6	1.9
Net flows in Invesco PowerShares QQQ fund	(2.9)	(2.9)	—	—	—	—
Net flows in institutional money market funds	(8.6)	(9.0)	(0.1)	0.8	(0.2)	(0.1)
Total net flows	4.7	(4.9)	(0.2)	1.6	6.4	1.8
Market gains and losses/reinvestment	12.0	4.3	1.2	2.9	3.0	0.6
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—	—	—	—
Foreign currency translation	(4.8)	—	(1.9)	1.1	(3.5)	(0.5)
June 30, 2015	$803.6	$530.8	$24.9	$110.7	$77.0	$60.2

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q2-15		Q1-15		% Change	Q2-14
Beginning Assets	$143.0		$141.4		1.1%	$142.9
Long-term inflows	9.0		9.9		(9.1)%	6.4
Long-term outflows	(8.5)		(6.4)		32.8%	(5.3)
Long-term net flows	0.5		3.5		(85.7)%	1.1
Net flows in Invesco PowerShares QQQ fund	(0.3)		(2.6)		(88.5)%	(3.0)
Net flows in institutional money market funds	—		—		N/A	—
Total net flows	0.2		0.9		(77.8)%	(1.9)
Market gains and losses/reinvestment	(1.6)		1.4		N/A	4.8
Acquisitions/dispositions, net(f)	—		(0.7)		(100.0)%	—
Foreign currency translation	—		—		N/A	—
Ending Assets	$141.6		$143.0		(1.0)%	$145.8

Average long-term AUM	$104.9		$103.2		1.6%	$99.8
Average AUM	$144.2		$142.7		1.1%	$141.9

Gross revenue yield on AUM(a)	15.3	bps	13.3	bps		13.2	bps
Gross revenue yield on AUM before performance fees(a)	15.3	bps	13.3	bps		13.2	bps
Net revenue yield on AUM(b)	15.3	bps	13.3	bps		13.2	bps
Net revenue yield on AUM before performance fees(b)	15.3	bps	13.3	bps		13.2	bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2015	$143.0	$120.8	$22.2
Long-term inflows	9.0	7.6	1.4
Long-term outflows	(8.5)	(7.6)	(0.9)
Long-term net flows	0.5	—	0.5
Net flows in Invesco PowerShares QQQ fund	(0.3)	(0.3)	—
Net flows in institutional money market funds	—	—	—
Total net flows	0.2	(0.3)	0.5
Market gains and losses/reinvestment	(1.6)	(0.8)	(0.8)
Acquisitions/dispositions, net(f)	—	—	—
Foreign currency translation	—	—	—
June 30, 2015	$141.6	$119.7	$21.9

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
March 31, 2015	$143.0	$90.0	$42.0	$—	$—	$11.0
Long-term inflows	9.0	6.3	1.6	—	—	1.1
Long-term outflows	(8.5)	(6.2)	(1.0)	—	—	(1.3)
Long-term net flows	0.5	0.1	0.6	—	—	(0.2)
Net flows in Invesco PowerShares QQQ fund	(0.3)	(0.3)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	0.2	(0.2)	0.6	—	—	(0.2)
Market gains and losses/reinvestment	(1.6)	(0.4)	(1.4)	—	—	0.2
Acquisitions/dispositions, net(f)	—	—	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
June 30, 2015	$141.6	$89.4	$41.2	$—	$—	$11.0

Average AUM	$144.2	$90.9	$42.1	$—	$—	$11.2

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2015	$143.0	$139.0	$0.3	$—	$1.8	$1.9
Long-term inflows	9.0	8.1	0.1	—	0.1	0.7
Long-term outflows	(8.5)	(7.7)	—	—	(0.1)	(0.7)
Long-term net flows	0.5	0.4	0.1	—	—	—
Net flows in Invesco PowerShares QQQ fund	(0.3)	(0.3)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	0.2	0.1	0.1	—	—	—
Market gains and losses/reinvestment	(1.6)	(1.7)	—	—	—	0.1
Acquisitions/dispositions, net(f)	—	—	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
June 30, 2015	$141.6	$137.4	$0.4	$—	$1.8	$2.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-date Assets Under Management - Passive(e)

(in billions)	June 30, 2015		June 30, 2014		% Change
Beginning Assets	$141.4		$139.7		1.2%
Long-term inflows	18.9		15.0		26.0%
Long-term outflows	(14.9)		(10.6)		40.6%
Long-term net flows	4.0		4.4		(9.1)%
Net flows in Invesco PowerShares QQQ fund	(2.9)		(4.3)		(32.6)%
Net flows in institutional money market funds	—		—		N/A
Total net flows	1.1		0.1		N/A
Market gains and losses/reinvestment	(0.2)		6.0		(103.3)%
Acquisitions/dispositions, net(f)	(0.7)		—		N/A
Foreign currency translation	—		—		N/A
Ending Assets	$141.6		$145.8		(2.9)%

Average long-term AUM	$104.1		$97.5		6.8%
Average AUM	$143.5		$141.3		1.6%

Gross revenue yield on AUM(a)	14.3	bps	13.0	bps
Gross revenue yield on AUM before performance fees(a)	14.3	bps	13.0	bps
Net revenue yield on AUM(b)	14.3	bps	13.0	bps
Net revenue yield on AUM before performance fees(b)	14.3	bps	13.0	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2014	$141.4	$119.7	$21.7
Long-term inflows	18.9	16.5	2.4
Long-term outflows	(14.9)	(13.4)	(1.5)
Long-term net flows	4.0	3.1	0.9
Net flows in Invesco PowerShares QQQ fund	(2.9)	(2.9)	—
Net flows in institutional money market funds	—	—	—
Total net flows	1.1	0.2	0.9
Market gains and losses/reinvestment	(0.2)	0.5	(0.7)
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—
Foreign currency translation	—	—	—
June 30, 2015	$141.6	$119.7	$21.9

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2014	$141.4	$88.2	$41.1	$—	$—	$12.1
Long-term inflows	18.9	12.8	3.6	—	—	2.5
Long-term outflows	(14.9)	(9.7)	(2.2)	—	—	(3.0)
Long-term net flows	4.0	3.1	1.4	—	—	(0.5)
Net flows in Invesco PowerShares QQQ fund	(2.9)	(2.9)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	1.1	0.2	1.4	—	—	(0.5)
Market gains and losses/reinvestment	(0.2)	1.0	(1.3)	—	—	0.1
Acquisitions/dispositions, net(f)	(0.7)	—	—	—	—	(0.7)
Foreign currency translation	—	—	—	—	—	—
June 30, 2015	$141.6	$89.4	$41.2	$—	$—	$11.0

Average AUM	$143.5	$90.0	$42.1	$—	$—	$11.4

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-date Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2014	$141.4	$137.6	$0.2	$—	$1.8	$1.8
Long-term inflows	18.9	17.7	0.1	—	0.3	0.8
Long-term outflows	(14.9)	(13.8)	—	—	(0.3)	(0.8)
Long-term net flows	4.0	3.9	0.1	—	—	—
Net flows in Invesco PowerShares QQQ fund	(2.9)	(2.9)	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	1.1	1.0	0.1	—	—	—
Market gains and losses/reinvestment	(0.2)	(0.5)	0.1	—	—	0.2
Acquisitions/dispositions, net(f)	(0.7)	(0.7)	—	—	—	—
Foreign currency translation	—	—	—	—	—	—
June 30, 2015	$141.6	$137.4	$0.4	$—	$1.8	$2.0

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the second quarter for our JVs in China was $6.9 billion (first quarter 2015: $5.0 billion; second quarter 2014: $4.7 billion). For year to date, our share of the average AUM for our JVs in China in the six months ended June 30, 2015 was $6.0 billion (six months ended June 30, 2014: $4.9 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 10 through 12 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 10 through 12 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, Asian direct real estate, commodities, currencies, European direct real estate, financial structures, Global REITS, private capital - direct, private capital - fund of funds, Risk Parity, U.S. direct real estate, and U.S. REITS.
(d)    Ending AUM as of June 30, 2015 includes $63.6 billion in institutional money market AUM and $39.1 billion in PowerShares QQQ AUM. Ending retail money market AUM as of June 30, 2015, included in long-term AUM, were $4.3 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    Dispositions during the first quarter 2015 resulted in a $0.7 billion decrease in AUM representing exchange traded notes that did not transfer over as part of the agreement with Deutsche Bank to transition the investment management of the PowerShares DB suite of commodity exchange traded funds to Invesco.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	15%	33%	36%	15%	21%	32%
	U.S. Growth	52%	100%	26%	53%	52%	26%
	U.S. Value	98%	98%	77%	60%	77%	77%
	Sector	68%	81%	74%	8%	10%	10%
	U.K.	100%	100%	100%	99%	100%	98%
	Canadian	17%	55%	52%	20%	38%	52%
	Asian	21%	95%	86%	28%	76%	70%
	European	97%	98%	100%	88%	91%	100%
	Global	44%	74%	86%	68%	82%	85%
	Global Ex U.S. and Emerging Markets	86%	86%	99%	8%	7%	87%
Fixed Income
	Money Market	70%	70%	70%	92%	93%	94%
	U.S. Fixed Income	92%	92%	92%	79%	81%	96%
	Global Fixed Income	55%	96%	96%	52%	91%	66%
	Stable Value	100%	100%	100%	100%	100%	100%
Other
	Alternatives	72%	47%	57%	49%	62%	60%
	Balanced	71%	43%	45%	89%	90%	99%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 60%, 59%, and 58% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 71%, 70%, and 68% of total Invesco AUM, respectively, as of 6/30/2015. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IMA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.